SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2012

SURGLINE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)
NEVADA	333-48746	87-0567853
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

___ 319 Clematis Street, Suite 400, West Palm Beach, Florida 33401___
(Address Of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (561) 514-9042

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 14, 2012, the Registrant entered into and consummated the Agreement Concerning that Exchange of Securities (the “Agreement”) with Eden Surgical Technologies, LLC (“Eden”), a Texas limited liability company and the equity holders of Eden.

Pursuant to the Agreement, the Registrant agreed to acquire all of the outstanding membership interests of Eden in exchange (the “Exchange”) for the issuance of an aggregate of 50,000,000 shares (the “Exchange Shares”) of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”). As a result of the Exchange, Eden became a wholly-owned subsidiary of the Registrant. The parties have taken the actions necessary to provide that the Exchange is treated as a “tax free exchange” under Section 368 of the Internal Revenue Code of 1986, as amended.

Eden is an importer and distributor of trauma surgical products

Item 3.02	Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act. At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities shall bear legends to that effect.  The securities may not be resold or offered in the United States without registration or an exemption from registration.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements: As a result of the Exchange described in Item 1.01, the Registrant will file the audited financial information and the notes thereto in an amendment to this Form 8-K within the time proscribed.

(b) Pro forma financial information: As a result of the Exchange described in Item 1.01, the Registrant will file the pro forma financial information and the notes thereto in an amendment to this Form 8-K within the time proscribed.

(c) Shell company transaction: This section does not apply.

(d) Exhibits: The disclosures set forth under Item 9.01 (a) and (b) are incorporated by reference into this Item 9.01 (d).

99.1	Press Release dated May 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGLINE INTERNATIONAL, INC

Dated: May17, 2012	By:	/s/ Thomas G Toland
Thomas G. Toland, Chief Executive Officer

Exhibit No.	Description
99.1	Press Release dated May 17, 2012